Exhibit 10.14

ACKNOWLEDGMENT AND UNDERTAKING

I, the undersigned Emad Mohe Tayel, born in Cairo, with Passport Number - A06154698, in my capacity as shareholder in Anghami for Digital Content registered with the Registry of Commerce in Egypt, sub N° 104024,

Hereby acknowledge registered in my name in the Share Register or any other deed or document of Anghami for Digital Content, are in fact entirely and exclusively owned by Anghami, a company with registration number 266308-Cayman Islands, which has paid their price and therefore that the rights inherent to the said shares entirely belong to Anghami.

Accordingly,

I declare that I exercise all the rights attached to the above shares, as a nominee for the account of Anghami, and hereby undertake:

1-	To remit the said shares to Anghami, and to transfer their ownership, upon its first demand and free of charge, to its name or to the name of any person and/or entity designated by Anghami.

2-	Not to transfer any of the said shares without Anghami's written consent and to assign in the event, the said shares in compliance with Anghami's written request.

3-	Not to give any of the said shares any collateral and to lift, under my guarantee, any seizure eventually ordered against the said shares.

4-	To remit without consideration to Anghami all the profits and all the amounts whatsoever that I shall receive from Anghami for Digital Content in relation to the said shares.

Date:	15/4/2018
Name:	Emad Mohe Mohamed Tayel
Signature:	/s/ Emad Mohe Mohamed Tayel